As filed with the United States Securities and Exchange Commission on July 11, 2000
                                                   Registration No. ___-_____

===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ----------

                                   Form S-8

                                  ----------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        FirstWorld Communications, Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                                     33-0521976
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                           8390 E. Crescent Parkway
                                   Suite 300
                       Greenwood Village, Colorado 80111
         (Address, including zip code, of principal executive offices)

                        FirstWorld Communications, Inc.
                       1999 Employee Stock Purchase Plan
                             (Full Title of Plan)

                               Jeffrey L. Dykes
             Senior Vice President, General Counsel and Secretary
                        FirstWorld Communications, Inc.
                      8390 E. Crescent Parkway, Suite 300
                       Greenwood Village, Colorado 80111
                    (Name and address of agent for service)

                                (303) 874-8010
         (telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                       Proposed        Proposed
                                       maximum         maximum
                        Amount         offering        aggregate        Amount of
Title of securities     to be          price           offering         registration
to be registered        registered(1)  per share       price            fee
--------------------------------------------------------------------------------------
Series B Common Stock,  1,000,000      $4.09375/(2)/   $4,093,750/(2)/  $1,080.75/(2)/
$.0001 par value        shares
--------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Series B Common Stock that become issuable under the FirstWorld Communications, Inc. 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock

(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the amount of registration fee, were calculated based upon the average of the high and low prices of the Registrant's Series B Common Stock as reported in the Nasdaq National Market Systems on July 6, 2000.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents, which have heretofore been filed by FirstWorld Communications, Inc., a Delaware corporation (the "Registrant"), with the United States Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Commission File Number 0-24953, are incorporated by reference in this Registration
Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; and

        (c) The description of the Series B Common Stock contained in the Registrant's Form S-1/A filed with the Commission on February 16, 2000.

        In addition, all documents filed by the Registrant pursuant to Section(s) 13(a), 13(c), 14 and/or 15(d) of the Exchange Act subsequent to the date of this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or de-registering all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any civil or criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that the court should deem proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

        The Registrant's Certificate of Incorporation and bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify all directors and officers and all other persons whom it has authority to indemnify under Section 145 of the DGCL. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        Exhibit Number                      Description of Exhibit
        --------------                      ----------------------

             5.1             Opinion of Jeffrey L. Dykes (opinion re: legality)

            23.1                   Consent of PricewaterhouseCoopers LLP

            23.2              Consent of Jeffrey L. Dykes (included in Exhibit
                                                  5.1 hereto)

            24.1                  Power of Attorney (follows signature page)

            99.1               FirstWorld Communications, Inc., 1999 Employee
                                              Stock Purchase Plan




Item 9. Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 10, 2000.

                              FIRSTWORLD COMMUNICATIONS, INC.



                              By: /s/ Jeffrey L. Dykes
                                  --------------------
                                  Jeffrey L. Dykes
                                  Senior Vice President, General Counsel
                                  and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Dykes as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                                 Title                                 Date
        ---------                                 -----                                 ----

      /s/ Donald L. Sturm             Chairman of the Board                         July 10, 2000
-----------------------------------   President, Chief Executive Officer
      Donald L. Sturm                 and Director (Principal Executive
                                      Officer)

      /s/ Paul C. Adams               Vice President of Finance, Treasurer          July 10, 2000
-----------------------------------   and Assistant Secretary (Principal
      Paul C. Adams                   Financial and Accounting Officer)

      /s/ Thomas J. Barrack, Jr.      Director                                      July 10, 2000
-----------------------------------
      Thomas J. Barrack, Jr.

      /s/ William S. Price III        Director                                      July 10, 2000
-----------------------------------
      William S. Price III

      /s/ James O. Spitzenberger      Director                                      July 10, 2000
-----------------------------------
      James O. Spitzenberger

      /s/ John C. Stiska              Director                                      July 10, 2000
 ----------------------------------
      John C. Stiska

      /s/ Melanie L. Sturm            Director                                      July 10, 2000
 ----------------------------------
      Melanie L. Sturm

      /s/ John G. Donoghue            Director                                      July 10, 2000
 ----------------------------------
      John G. Donoghue

                                 EXHIBIT INDEX

Exhibit Number                                        Description of Exhibit
--------------                                        ----------------------
     5.1                                Opinion of Jeffrey L. Dykes (opinion re: legality)
    23.1                                       Consent of PricewaterhouseCoopers LLP
    23.2                           Consent of Jeffrey L. Dykes (included in Exhibit 5.1 hereto)
    24.1                                      Power of Attorney (follows signature page)
    99.1                        FirstWorld Communications, Inc., 1999 Employee Stock Purchase Plan